    As filed with the Securities and Exchange Commission on November 30, 1999
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           MICHIGAN                                       38-3196031
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734
          (Address, including Zip Code, of Principal Executive Offices)
                                 --------------

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                                 --------------

   WILLIAM F. ROLINSKI                           COPIES TO:
   President and Chief Executive Officer         CHRISTOPHER C. CLEVELAND, ESQ.
   Big Buck Brewery & Steakhouse, Inc.           BRETT D. ANDERSON, ESQ.
   550 South Wisconsin Street                    Briggs and Morgan
   Gaylord, Michigan 49734                       Professional Association
   (517) 731-0401                                2400 IDS Center
   (Name, Address, including Zip Code,           Minneapolis, Minnesota 55402
   and Telephone Number, including Area          (612) 334-8400
   Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED            PROPOSED
                                                                                 MAXIMUM             MAXIMUM          AMOUNT OF
                                                         AMOUNT TO BE        OFFERING PRICE         AGGREGATE        REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED(1)         PER SHARE(2)        OFFERING PRICE         FEE
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
BIG BUCK BREWERY & STEAKHOUSE, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
  Options to purchase Common Stock.................        200,000                 N/A                 N/A               N/A
  Common Stock (par value $0.01)...................     200,000 shares          $1.78125             $356,250           $94.05
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Big Buck Brewery & Steakhouse, Inc. 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) and based upon the average of the high and low prices for such stock on November 26, 1999, as reported by the Nasdaq SmallCap Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         -     Annual Report on Form 10-KSB for the year ended January 3,
               1999;

         - Quarterly Reports on Form 10-QSB for the quarters ended April 4, 1999, July 4, 1999 and October 3, 1999;

         - Description of our common stock contained in our Registration Statement on Form SB-2 (No. 333-3548) filed on April 15, 1996 (as amended);

         -     Current Report on Form 8-K filed on October 25, 1999; and

         -     Definitive Schedule 14A (Proxy Statement) filed on October 26,
               1999.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As a Michigan corporation, we are subject to Michigan Business Corporation Act Section 450.1561 which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Section
450.1562 provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized in Section 450.1564c. Article V, Section 3 of our Bylaws generally provides that we will indemnify our directors and officers to the fullest extent authorized or permitted under the Michigan Business Corporation Act and that we will make advancements of expenses at the request of a director or officer.

         Our Restated Articles of Incorporation generally limit the personal liability of directors for monetary damages for breaches of fiduciary duty. If a director were to breach such duty in performing his or her duties as a director, neither we nor our shareholders could recover monetary damages from the director, and the only course of action available to our shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. Article VII of our Restated Articles of Incorporation provides that a director shall not be personally liable to us or our shareholders for monetary damages for breach of the director's fiduciary duty. However, Article VII does not eliminate or limit the liability of a director for any of the following: (1) a breach of the director's duty of loyalty to us or our shareholders; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) a violation of Section 450.1551(1) of the Michigan Business Corporation Act; (4) a transaction from which the director derived an improper personal benefit; and
(5) an act or omission occurring prior to the effective date of Article VII. To the extent claims against directors are limited to equitable remedies, Article VII of our Restated Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their fiduciary duty.

         Michigan corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which corporations cannot indemnify their officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
NUMBER         DESCRIPTION

5.1           Opinion of Briggs and Morgan, Professional Association.

23.1 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1).

23.2          Consent of Arthur Andersen LLP.

24.1          Powers of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

         (2) That, for determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be treated as the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaylord, State of Michigan, on the 30th day of November, 1999.

                                  BIG BUCK BREWERY & STEAKHOUSE, INC.

                                  By  /s/ William F. Rolinski
                                      ------------------------------------------
                                          William F. Rolinski
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Rolinski and Anthony P. Dombrowski, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


             NAME                                     TITLE                                         DATE
  /s/ William F. Rolinski         President, Chief Executive Officer and Chairman
--------------------------------  of the Board (Principal Executive Officer)                  November 30, 1999
William F. Rolinski

  /s/ Anthony P. Dombrowski       Chief Financial Officer (Principal Accounting
--------------------------------  Officer and Principal Financial Officer)                    November 30, 1999
Anthony P. Dombrowski

  /s/ Gary J. Hewett              Chief Operating Officer and Director                        November 30, 1999
--------------------------------
Gary J. Hewett

  /s/ Joseph W. Muer              Director                                                    November 30, 1999
--------------------------------
Joseph W. Muer

  /s/ Blair A. Murphy, D.O.       Director                                                    November 30, 1999
---------------------------------
Blair A. Murphy, D.O.

                                  Director
--------------------------------
Henry T. Siwecki

                                  Director
--------------------------------
Casimer I. Zaremba

                                  EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
5.1               Opinion of Briggs and Morgan, Professional Association.

23.1              Consent of Briggs and Morgan, Professional Association
                  (included in Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP.

24.1              Powers of Attorney (included on Signature Page).